CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as of this 12th day of February, 2008 (the "Effective Date") is entered into by and between, New Castle Consulting, LLC (herein referred to as the "Consultant") and CyberDefender Corp. (herein referred to as the "Company").

RECITALS

WHEREAS, Company desires to engage the services of Consultant to consult, assist and advise the Company with respect to investor relations:

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Term of Consultancy. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing on the Effective Date and ending six months from the Effective Date unless terminated pursuant to Section 8 of this Agreement.

2. Services. During the term of this Agreement, Consultant's services may include, but will not necessarily be limited to, providing the following services on behalf of and for the benefit of the Company:

A. Analyze Company's needs with respect to investor relations and/or market relations;

B. Consult, assist and advise the Company with respect to its needs for investor relations and/or market relations;

C. Oversee and facilitate, for the benefit of the Company, any and all investor relations and/or market relations organizations which are engaged by the Company;

D. Consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy, and personnel to the financial community;

E. Otherwise perform as the Company's consultant for investor relations and/or market relations;

F. Assist and advise the Company with respect to its relations with brokers, dealers, analysts, and other investment professionals.

3. Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from

time to time by the officers and duly authorized representatives of the Company under this Agreement. Consultant shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner.

4. Remuneration. As full and complete compensation for services described in this Agreement, the Company shall compensate Consultant as follows:

4.1 For undertaking this engagement and for other good and valuable consideration, the Company agrees to cause to be delivered to the Consultant a "Commencement Bonus" payable in the form of $4,500 (four thousand five hundred dollars) cash and 100,000 (one hundred thousand) shares of restricted common stock all of which shares shall vest immediately. This Commencement Bonus shall be issued to the Consultant immediately following execution of this Agreement and shall, when issued and delivered to Consultant, be fully paid and non-assessable.

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Deleted: . 25,000 shall vest on each of the the 120th and 150th day of the Term assuming the then effectiveness of this Agreement.

4.2 In addition to Commencement Bonus, Company agrees to pay Consultant $22,500 cash in five equal installments of $4,500 on the 12th of each month for the five months following the execution of this agreement. All payments will be subject to the same terms and conditions as in 4.1.

5. Non-Assignability of Services. Consultant's services under this contract are offered to Company only and may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-assignability of Consultant's services, Company shall assure that in the event of any merger, acquisition or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein and the preservation of the value thereof consistent with the rights granted to Consultant by the Company herein, and to Shareholders.

6. Indemnification. The Company warrants and represents that all oral communication, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify, and hold harmless Consultant (including its officers, directors, employees and agents) against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents, or materials. Company further agrees to protect, indemnify, and hold harmless Consultant (including its officers, directors, employees, and agents)

against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from any and all breaches by Company and/or Company's officers, directors, employees, agents, and any and all market relations, public relations, and investor relations organizations introduced to Company by Consultant and subsequently engaged by Company, including misrepresentations and/or omission of fact and from any and all violations and applicable laws and regulations.

7. Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor and is not and will nor perform any tasks which require Consultant to be licensed as such. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree, or judgment involving any violation of the SEC or securities laws. Both Company and Consultant acknowledge that Company is under no obligation to follow and/or ac in accordance with the recommendations made by Consultant in connection with this Agreement. Company represents that its decision to not act in accordance with Consultant's recommendations in no way affects Company's obligations as set forth in Section 4 herein above. Company acknowledges that it remains responsible any and all additional due diligence it deems necessary and appropriate respecting the investor relations, market relations, and public relations organizations introduced to it by Consultant. Company further represents and acknowledges that Consultant is not responsible and not liable for the actions taken by those investor relations, market relations, and public relations organizations that are introduced to it by Consultant and subsequently engaged by Company.

8. Termination. This Agreement may be terminated by the Company at any time upon 30 days notice to Consultant. This Agreement may be terminated by Consultant during the Term hereof by notice to the Company in the event that the Company shall have provided materially inaccurate or misleading information, of any type or nature, to the Consultant, or failed or been unable to comply in any material respect with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times, if any, herein provided for, unless compliance therewith or the performance or satisfaction thereof shall have been expressly waived by Consultant in writing. Any termination of this Agreement pursuant to this Section 8 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of the Company, except that the Company shall remain obligated to pay the fees, other compensation and costs otherwise to be paid, as set forth in Sections 4 and 5 hereof.

9. Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. Consultant represents that it has consulted with independent legal counsel and/or tax/, financial and business advisors, to the extent the consultant deemed necessary.

10. Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

11. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

12. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, or sent by express mail or telegram, or transmitted by fax or e-mail, addressed as set forth herein below.

If to Consultant:

New Castle Consulting, LLC
537 North State Rd #151
Briarcliff Manor, NY 10510

If to the Company:

CyberDefender Corp.
617 7th Street, Suite 401
Los Angeles CA 90017

13. Confidentiality. This entire Agreement, including the terms of this Agreement, shall remain confidential in its entirety and will not be disclosed to anyone without first receiving written consent to do so. This is a material part of this Agreement.

14. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. In the event that any particular provision or provisions of this Agreement shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of this Agreement, which shall continue in full force and act and be binding upon the respective parties hereto. The language of this Agreement shall be construed as a whole,

according to its fair meaning and intent, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or the terms or conditions hereof.

AGREED TO:

New Castle Consulting, LLC

Date 2/15/08
By
Len Panzer

CyberDefender Corp.

Date
By Gary Guseinov
CEO